Exhibit 99.1


       Sonic Foundry Reports Third Quarter, Nine Month Results;
           Company Reports Financial Results for First Time
      Following the Sale of Its Services and Software Businesses


    MADISON, Wis.--(BUSINESS WIRE)--Aug. 15, 2003--Sonic Foundry(R), Inc. (NASDAQ:SOFO), a leading rich media solutions company, today announced results for its third quarter and first nine months of fiscal 2003. Results demonstrate several significant activities the company has completed during the last several months, including the sale of its Services and Software businesses. They also reflect its newly formed operations. Revenues, expenses and balance sheet items of the company's previous Services and Software business have been combined as discontinued operations and previously reported financial statements have been restated to reflect the discontinued operations presentation.

    Highlights for the third quarter and first nine months of 2003 include:

    -- Third quarter revenues were $343,000, up 96 percent from $175,000 reported for the third quarter of last year, and up 57 percent from $218,000 recorded in the previous second quarter of this year. Year-to-date, revenues were $734,000 for the first nine months of fiscal 2003, up slightly from $718,000 reported for the same period one year earlier.

    -- For third quarter of fiscal 2003, gross margins were 43 percent compared to 46 percent for the same period a year earlier. Year-to-date, gross margins were 27 percent for the first nine months of fiscal 2003 versus 65 percent for the first nine months of 2002. Gross margins last year included a high margin custom software development project and sales of the company's MediaSite Publisher(TM) rich media content management and indexing product to federal agencies. The company expects margins to increase based on revenue growth from continued market expansion as well as from a mix of new higher margin project revenues it expects to realize from federal agencies.

    -- Operating expenses were flat quarter-to-quarter at $2.2 million for the third quarter of fiscal 2003 compared to $2.1 million last year. For the nine-month period, operating expenses increased slightly to $6.4 million, versus $5.8 million for the same period a year earlier. The increase for the nine-month period is a result of facility and other one-time expenses the company incurred in connection with disposing of its Services and Software businesses and re-focusing its efforts on the rich media communications market. The company will continue to focus on cost and expense reductions and expects to make significant further cuts in its general, administrative and other operating costs now that the sales of its Services and Software businesses are complete.

    -- The company reported a net loss for the third quarter of $4.5 million, or 16 cents per share, including a net loss of $2.4 million from discontinued operations. This compares to a net loss of $2.5 million, or 9 cents per share, including a net loss from discontinued operations of $200,000, for the second quarter of 2002. For the nine-month period, the company had a net loss of $10.0 million, including a net loss from discontinued operations of $3.7 million, versus a loss of $52.8 million for the first nine months of fiscal 2002, including a net loss from discontinued operations of $2.3 million. Prior year results also included a $44.7 million non-cash charge to reflect a change in accounting principle to write off goodwill.

    -- The company continues to build strong market demand and interest in its flagship rich media presentation system, Mediasite Live(TM), within the education, government and corporate enterprise markets. The next generation of Mediasite Live is almost complete and contains a number of new engineering enhancements based on customer input. It will begin shipping in September.

    "We have begun the next chapter of Sonic Foundry's story," explained Rimas Buinevicius, chairman and CEO of Sonic Foundry. "Our recent objectives have been met and allowed us to strengthen the balance sheet while simultaneously positioning the company toward a strategic focus in rich media communications. We have the cash, the management team, proven technology, a market ripe for growth and a group of talented people to execute our vision and build long-term shareholder value for our investors."
    The company will host a Webcast on Tuesday, Aug. 19 at 10 a.m. CT/11 a.m. ET to discuss its go forward strategy and third quarter 2003 fiscal results. It will use its award-winning rich media presentation system, Mediasite Live, to Webcast the presentation for live and on-demand viewing.
    To access the presentation, go to
http://mslive.sonicfoundry.com/earningscallaug03. An archive of the Webcast will be available for 30 days.

    About Sonic Foundry(R), Inc.

    Founded in 1991, Sonic Foundry (NASDAQ: SOFO) has positioned itself as a provider of rich media communications technology for the enterprise. The company's integrated Webcasting and Web presentation solutions are trusted by Fortune 500 companies, education institutions and government agencies for a variety of critical communication needs. Sonic Foundry is based in Madison, Wis. For more information about Sonic Foundry, visit the company's Website at www.sonicfoundry.com.

    Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.
    This news release does not constitute an offer to sell or the solicitation of an offer to buy our securities, nor will there be any sale of our securities in any jurisdiction where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.


                         Sonic Foundry, Inc.

                     Consolidated Balance Sheets
                   (in 000's except for share data)
                                              June 30,     September
                                                 2003       30, 2002
                                             ------------ ------------
                                             (unaudited)
Assets
Current Assets:
  Cash and cash equivalents                       $2,171       $3,704
     Accounts receivable, net of allowances
      of $42 and $50                                 390          484
  Accounts receivable, other                          37           43
  Inventories                                         62           48
  Prepaid expenses and other current assets          449          294
  Assets of discontinued operations                2,996       12,894
                                             ------------ ------------
      Total current assets                         6,105       17,467
Property and equipment:
  Equipment                                          804          768
  Furniture and fixtures                              96           96
                                             ------------ ------------
   Total property and equipment                      900          864
   Less accumulated depreciation                     424          290
                                             ------------ ------------
     Net property and equipment                      476          574
Other assets:
  Goodwill and other intangibles, net              7,738        7,776
  Capitalized software development costs, net        963        1,173
  Debt issuance costs, net of $690 and $323
   of amortization                                   286          653
                                             ------------ ------------
   Total other assets                              8,987        9,602
                                             ------------ ------------
Total assets                                     $15,568      $27,643
                                             ============ ============

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                                  $703       $1,532
  Unearned revenue                                    90           --
  Accrued liabilities                              1,572          948
  Current portion of long-term debt                1,201           --
  Convertible debt, net of discount                2,477        3,482
  Current portion of capital lease
   obligations                                        49          217
  Liabilities of discontinued operations             974        3,212
                                             ------------ ------------
     Total current liabilities                     7,066        9,391

  Long-term obligations, net of current
   portion                                            --          230
  Capital lease obligations, net of current
   portion                                            10           38
Stockholders' equity:
  Preferred stock, $.01 par value, authorized
   5,000,000 shares; none issued and
   outstanding                                        --           --
  5% preferred stock, Series B, voting,
   cumulative,  convertible, $.01 par value
   (liquidation preference at par),
   authorized 10,000,000 shares, none issued
   and outstanding                                    --           --
  Common stock, $.01 par value, authorized
   100,000,000 shares; 27,883,135 and
   27,729,825 issued and 27,855,385 and
   27,702,075 outstanding at June 30, 2003
   and September 30, 2002                            279          277
  Additional paid-in capital                     167,301      167,028
  Accumulated deficit                           (158,954)    (148,985)
  Receivable for common stock issued                 (26)         (26)
  Cumulative foreign currency translation
   adjustments                                        52         (111)
  Unearned compensation                              (10)         (49)
  Treasury stock, at cost, 27,750 shares            (150)        (150)
                                             ------------ ------------
     Total stockholders' equity                    8,492       17,984
                                             ------------ ------------
Total liabilities and stockholders' equity       $15,568      $27,643
                                             ============ ============


                          Sonic Foundry, Inc.
                       Statements of Operations
                   (in 000's except for share data)
                             (Unaudited)
                               Three Months Ended  Nine Months Ended
                                     June 30,            June 30,
                                   2003      2002      2003      2002
                               --------- --------- --------- ---------
Revenue                            $343      $175      $734      $718
Cost of revenue                     195        95       538       253
                               --------- --------- --------- ---------
Gross margin                        148        80       196       465

Operating expenses:
Selling and marketing expenses      641       749     2,128     1,738
General and administrative
 expenses                           980       626     2,343     1,781
Product development expenses        602       757     1,953     2,310
Loss on debt extinguishment          22         -        22         -
                               --------- --------- --------- ---------
   Total operating expense        2,245     2,132     6,446     5,829
                               --------- --------- --------- ---------

Loss from operations             (2,097)   (2,052)   (6,250)   (5,364)

Interest income and other            (3)     (250)       (2)     (335)
                               --------- --------- --------- ---------
Loss from continuing operations
 and cumulative effect of
 change in accounting principle  (2,100)   (2,302)   (6,252)   (5,699)
Discontinued operations:
Loss from operations of
 discontinued media services
 business                          (360)     (474)   (1,696)   (1,765)
Loss on disposal of media
 services business               (1,788)        -    (1,788)        -
Income (loss) from operations
 of discontinued desktop
 software business                 (269)      272      (233)     (569)
                               --------- --------- --------- ---------
Loss from discontinued
 operations                      (2,417)     (202)   (3,717)   (2,334)
                               --------- --------- --------- ---------
Loss before cumulative effect
 of change in accounting
 principle                       (4,517)   (2,504)   (9,969)   (8,033)
Cumulative effect of change in
 accounting principle                --        --        --   (44,732)
                               --------- --------- --------- ---------
Net loss                        $(4,517)  $(2,504)  $(9,969) $(52,765)
                               ========= ========= ========= =========

Loss per common share:
Loss from continuing operations
 before cumulative effect of
 change in accounting principle $ (0.08)  $ (0.08)  $ (0.23)  $ (0.22)
Loss from operations of
 discontinued media services
 business                         (0.01)    (0.02)    (0.06)    (0.06)
Loss on disposal of media
 services business                (0.06)       --     (0.06)       --
Income (loss) from operations
 of discontinued desktop
 software business                (0.01)     0.01     (0.01)    (0.02)
Cumulative effect of change in
 accounting principle                --        --        --     (1.69)
                               --------- --------- --------- ---------
Net loss per common share-
 basic and diluted               $(0.16)   $(0.09)   $(0.36)   $(1.99)
                               ========= ========= ========= =========



    CONTACT: For Sonic Foundry
             Press:
             Catapult PR-IR
             Terri Douglas, 303-581-7760, ext. 18
             tdouglas@catapultpr-ir.com
             Investor:
             Strategic Growth International
             Richard Cooper/Rob Schatz, 212-838-1444
             rob@sgi-ir.com